UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2026

Cue Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38327	47-3324577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Guest Street Boston, Massachusetts	02135
(Address of principal executive offices)	(Zip Code)

(617) 949-2680

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Ascendant Health Sciences Ltd. License Transaction

License Agreement

On April 30, 2026, Cue Biopharma, Inc. (the “Company”) entered into a License Agreement (the “License Agreement”) with Ascendant Health Sciences Ltd., a Cayman Limited Company (the “Licensor”). Pursuant to the License Agreement and subject to certain rights retained by the Licensor, the Licensor granted the Company: (1) the exclusive and sublicensable rights to develop, manufacture, commercialize and otherwise exploit the Licensor’s anti-IgE monoclonal antibody known as Ascendant-221, which was formerly known as UB-221 (together with certain related molecules, the “Licensed Molecules”) and products containing a Licensed Molecule (collectively, the “Licensed Products”) throughout the world (except the mainland of China, Hong Kong, Macau and Taiwan (together, the “Ascendant Territory”)) (such territory of the Company, the “Cue Territory”) for any and all uses; and (2) the non-exclusive and sublicensable rights to manufacture the Licensed Molecules and Licensed Products in the Ascendant Territory solely for the purposes of developing and commercializing the Licensed Molecules and Licensed Products in the Cue Territory.

As consideration for the rights granted to the Company by the Licensor, the Company will pay the Licensor $15.0 million as the upfront payment, up to an aggregate of $676.5 million in additional potential milestone payments, and tiered royalty payments (at percentages ranging from high single-digit to low double-digit) on future net sales of Licensed Products. The additional milestone payments include $5.0 million upon the completion of manufacturing technology transfer, $6.5 million upon the completion of data and know-how transfer, up to $205.0 million upon the achievement of specified development and regulatory milestone events, including upon receipt of threshold data from a specified Phase 2 clinical trial (the “Phase 2 Milestone”), and up to $460.0 million upon the achievement of specified commercial milestone events. In the event the Company grants a sublicense of its rights under the License Agreement within the first 18 months after the effective date of the License Agreement, certain sublicensing revenues received by the Company will be shared with Licensor at specified percentages between 20% and 40% for a period of up to 18 months after the effective date. In addition, in the event of a specified change of control transaction with respect to the Company within the first 18 months after the effective date of the License Agreement, certain milestone payments will accelerate, in an amount up to $215.0 million.

Under the License Agreement, royalty payments will be payable on a product-by-product and country-by-country basis outside of the Ascendant Territory during the period commencing on the first commercial sale and continuing until the later of: (a) the 10-year anniversary of the date of such first commercial sale; (b) the expiration of the relevant patent claims; and (c) the expiration of the relevant regulatory exclusivity (the “Royalty Term”). Subject to a certain floor, the Company’s royalty payments will be reduced by specified percentages for patent expiration, biosimilar entry, payments for third party intellectual property, compulsory sublicenses or drug pricing programs. The Company’s royalty payments are also subject to reduction in connection with royalty rates owed to an upstream academic licensor.

The License Agreement will expire on a product-by-product and country-by-country basis upon the expiration of the applicable Royalty Term, unless the License Agreement is earlier terminated by the Licensor or the Company in accordance with the License Agreement. Subject to certain exceptions and requirements, the License Agreement may be terminated: by the Company for any or no reason; by a party for the other party’s material breach that is not cured within a specified period; by a party for the other party’s bankruptcy, insolvency, dissolution, liquidation or winding up; or by the Licensor if the Company does not pay the amounts owed under the License Agreement upon achievement of the Phase 2 Milestone within the payment period specified therein, which period may be extended by the Company on a month-to-month basis by making payments to the Licensor of $1.0 million per month for a maximum of six months. Upon termination of the License Agreement, the rights granted to the Company by the Licensor will terminate and any sublicenses granted by the Company will survive so long as such sublicensee did not cause an uncured material breach that was the cause of such termination. The License Agreement also contains various representations, warranties, covenants and other provisions that are customary for a transaction of this nature.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the License Agreement, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Securities Purchase Agreement with Ascendant Health Sciences Ltd.

In connection with the execution of the License Agreement, on April 30, 2026, the Company and the Licensor also entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to issue to the Licensor at an initial closing (the “Initial Closing”) pre-funded warrants (the “Initial Closing Pre-Funded Warrants”) to purchase up to 551,724 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), as partial consideration for the license and rights granted under the License Agreement. The exercise price of the Initial Closing Pre-Funded Warrants is $0.001 per share. The Initial Closing is expected to occur on or about May 4, 2026, subject to the License Agreement remaining in full force and effect and to the satisfaction of other customary closing conditions.

The Initial Closing Pre-Funded Warrants will be exercisable by means of cashless exercise or, in certain circumstances, cash exercise at any time after the receipt of approval by the Company’s stockholders of the issuance of shares of Common Stock upon exercise of the Initial Closing Pre-Funded Warrants (the “Initial Closing Pre-Funded Warrant Shares”) in accordance with the applicable listing rules of the Nasdaq Stock Market, including Nasdaq Listing Rule 5635 (the “Licensor Issuance Stockholder Approval”) and prior to ten years from the date the Initial Closing Pre-Funded Warrants are issued. The Company has agreed to call, give notice of and hold a special meeting of stockholders within 90 days of the Initial Closing for the purpose of obtaining the Licensor Issuance Stockholder Approval. In certain circumstances, upon a fundamental transaction (as described in the Initial Closing Pre-Funded Warrants), the Licensor will be entitled to receive, upon exercise of such warrants, the kind and amount of securities, cash or other property that the Licensor would have received had it exercised such warrants immediately prior to the fundamental transaction; provided, however, that in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination thereof, the Initial Closing Pre-Funded Warrants will be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

Pursuant to the terms of the Purchase Agreement, and subject to and contingent upon the achievement of specified clinical and financial milestones (the “Top-Up Milestones”), the Company has agreed to issue to the Licensor at a second closing (the “Top-Up Closing”) additional shares of Common Stock (the “Top-Up Shares”) such that, when combined with the Initial Closing Pre-Funded Warrant Shares, the Licensor will beneficially own a number of shares of Common Stock (directly or indirectly) equal to no less than 7.5% of the Outstanding Capital Stock (as defined in the Purchase Agreement) immediately following achievement of the final Top-Up Milestone; provided that the aggregate value of all such securities issued to the Licensor under the Purchase Agreement (determined by multiplying (x) the sum of the Top-Up Shares and the Licensor Warrant Shares (as defined below) by (y) the closing price of the Common Stock on the Nasdaq Stock Market on the date of achievement of the final Top-Up Milestone) will be no less than $15.0 million (the “Value Threshold”). If the dollar value of such securities exceeds the Value Threshold, the Purchase Agreement provides that the Licensor will be entitled to be issued all such securities at the Top-Up Closing with no cap on the aggregate dollar value of the issuable securities, except that the Company will not issue any Top-Up Shares to the Licensor to extent that such issuance would require approval of the Company’s stockholders in order to satisfy applicable listing rules of the Nasdaq Stock Market, including without limitation Nasdaq Listing Rule 5635, without first obtaining such stockholder approval (any such Top-Up Shares, the “Excess Shares”) and, in such event, the Company will instead issue to the Licensor pre-funded warrants to purchase the number of shares of Common Stock equal to the Excess Shares (the “Top-Up Pre-Funded Warrants”), which Top-Up Pre-Funded Warrants will only be exercisable following receipt of approval by the Company’s stockholders of the issuance of shares of Common Stock upon exercise of such Top-Up Pre-Funded Warrants (the “Top-Up Pre-Funded Warrant Shares”) in accordance with the applicable listing rules of the Nasdaq Stock Market, including Nasdaq Listing Rule 5635. The Initial Closing Pre-Funded Warrants, the Top-Up Shares and the Top-Up Pre-Funded Warrants, if any, are collectively referred to as the “Licensor Securities.” The Initial Closing Pre-Funded Warrant Shares and the Top-Up Pre-Funded Warrant Shares are collectively referred to as the “Licensor Warrant Shares.”

Pursuant to the Purchase Agreement, the Company has agreed to use commercially reasonable efforts to, within 30 days from the Initial Closing, enter into voting and support agreements with Company stockholders holding shares representing approximately 20% of the Company’s outstanding Common Stock, pursuant to which such stockholders will agree to vote in favor of the proposal seeking Licensor Issuance Stockholder Approval.

The Company has also agreed to file a registration statement covering the resale by the Licensor of the Initial Closing Pre-Funded Warrant Shares (the “Licensor Registrable Securities”) within 45 days following the Initial Closing (the “Registration Statement Filing Deadline”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to be declared effective as promptly as reasonably practicable, and in no event later than 90 calendar days following the Initial Closing (or, in the event of full Securities and Exchange Commission (“SEC”) review, 120 days following Initial Closing) (the “Registration Statement Effectiveness Deadline”); provided, however, that if the Registration Statement Effectiveness Deadline would otherwise be prior to the date on which the Licensor Issuance Stockholder Approval is obtained, the Registration Statement Effectiveness Deadline shall instead be the second business day following the date on which the Licensor Issuance Stockholder Approval is obtained. The Company has also agreed to keep such registration statement effective until the date the Licensor Registrable Securities (i) may be sold by the Licensor without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) have been sold by the Licensor.

In the event the registration statement has not been filed by the Registration Statement Filing Deadline or the registration statement has not been declared effective by the Registration Statement Effectiveness Deadline, then, as liquidated damages and not as a penalty, the Company shall pay to the Licensor, for each 30-day period (or pro-rated portion thereof) during which such failure continues, an amount in cash equal to 1.0% of the aggregate purchase price paid by the Licensor for the Licensor Registrable Securities, up to a maximum aggregate amount equal to 6.0% of such purchase price.

The Purchase Agreement may be terminated upon the mutual consent of the parties. Subject to specified exceptions, either party to the Purchase Agreement also may terminate the Purchase Agreement prior to the applicable closing upon material breach of certain covenants or agreements by the other party or upon certain representations and warranties of such other party becoming untrue, such that certain closing conditions cannot be satisfied.

The foregoing descriptions of the Purchase Agreement and the Initial Closing Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the form of Initial Closing Pre-Funded Warrant, copies of which are filed as Exhibit 10.1 and Exhibit 4.1 hereto, respectively, and are incorporated by reference herein.

Investor Agreement with Ascendant Health Sciences Ltd.

The Purchase Agreement contemplates that, as a condition to the Initial Closing, the Company and the Licensor will enter into an investor agreement (the “Investor Agreement”) providing for lock-up and standstill restrictions and a voting agreement with respect to the Licensor Securities and the Licensor Warrant Shares (collectively, the “Subject Securities”).

Pursuant to the terms of the Investor Agreement, the Licensor will agree that the Subject Securities will be subject to a lock-up restriction, such that the Licensor will not, and will cause its affiliates not to, without the prior approval of the Company and subject to certain specified exceptions (including, without limitation, sales of Subject Securities to satisfy applicable tax obligations of the Licensor arising from the issuance of the Subject Securities), sell, transfer or otherwise dispose of the Subject Securities until the earliest to occur of (i) the date that is 30 days after the valid termination of the License Agreement if the License Agreement is terminated within three months prior to the Lock-Up Termination Date (as defined below); (ii) the date is that is 360 days after the date of the License Agreement; provided however, that (A) 50% of the Subject Securities will be released from lock-up restrictions on the date that is 180 days after the date of the License Agreement, (B) an additional 25% of the Subject Securities will be released from the lock-up restrictions on the date that is 270 days after the date of the License Agreement and (C) the remaining 25% of the Subject Securities will be released from the lock-up restrictions on the date that is 360 days after the date of the License Agreement (such date, the “Lock-Up Termination Date”); (iii) the mutual written agreement of the Company and the Licensor; or (iv) other specified events. Notwithstanding the foregoing, if prior to the Lock-Up Termination Date, the last reported closing price per share of the Common Stock on the Nasdaq Stock Market is at least 100% greater than the Purchase Price (as defined below) for at least ten trading days out of any 15-day consecutive trading day period, with all of such trading days occurring after the announcement of the Phase 2 Milestone, then 25% of the Initial Closing Pre-Funded Warrant Shares will be automatically released from the lock-up restriction.

Pursuant to the terms of the Investor Agreement, the Licensor has agreed not to, without the prior written approval of the Company and subject to certain specified exceptions, directly or indirectly acquire equity securities of the Company in excess of the Ownership Cap (as defined below) or a material portion of the assets of the Company, effect, seek or participate in a tender or exchange offer, merger or other business combination involving the Company, offer or propose to effect or participate in any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company, solicit proxies or consents of any voting securities of the Company with respect to any matter, otherwise act in a manner primarily intended to seek to control or influence the members of management or the Board of Directors of the Company (the “Board”) or the policies of the Company or undertake other specified actions related to the potential acquisition of additional equity interests in the Company. The standstill restrictions will expire on the earliest to occur of (i) the date that is 30 days after the valid termination of the License Agreement if the License Agreement is terminated within three months prior to the Standstill Termination Date (as defined below); (ii) 18 months after the Initial Closing (the “Standstill Termination Date”); (iii) the mutual written agreement of the Company and the Licensor; or (iv) other specified events. The “Ownership Cap” means beneficial ownership of more than 14.99% of the outstanding shares of Common Stock.

Pursuant to the terms of the Investor Agreement, the Licensor will agree that, so long as the Licensor holds 5.0% or more of the outstanding shares of Common Stock, the Subject Securities will be subject to a voting agreement and will cause its permitted transferees to, vote in accordance with the recommendation of the Board on all matters, and the Licensor will grant the Company an irrevocable proxy with respect to the foregoing.

The foregoing description of the Investor Agreement does not purport to be complete and is qualified in its entirety by reference to the Investor Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Private Placement

Securities Purchase Agreement

On April 30, 2026, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement (the “Offering”) pre-funded warrants to purchase an aggregate of up to 2,727,272 shares of Common Stock (the “Pre-Funded Warrants”) and accompanying warrants (the “Warrants”) to purchase an aggregate of up to 1,363,636 shares of Common Stock (or, in certain circumstances, Pre-Funded Warrants to purchase Common Stock in lieu thereof) at a price of $11.00 per Pre-Funded Warrant and accompanying Warrant (the “Purchase Price”). The exercise price of the Pre-Funded Warrants is $0.001 per share. The exercise price of the Warrants is $11.00 per share. The Investors include the Company’s newly appointed President and Chief Executive Officer, Dr. Shao-Lee Lin.

The Offering is expected to close on or about May 4, 2026 (the “Offering Closing Date”), subject to the satisfaction of certain customary closing conditions. The Company expects to receive aggregate gross proceeds from the Offering of approximately $30 million, before deducting placement agent fees and offering expenses, and aggregate net proceeds from the Offering of approximately $28 million, after deducting placement agent fees. Newbridge Securities Corporation is acting as placement agent for the Offering.

The Company has granted the Investors indemnification rights with respect to its representations, warranties, covenants and agreements under the Securities Purchase Agreement.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated by reference herein.

Pre-Funded Warrants and Warrants

The Pre-Funded Warrants will be cashless exercisable at any time after the Company’s receipt of approval by the Company’s stockholders of the issuance of Common Stock upon exercise of the Pre-Funded Warrants and Warrants in accordance with the applicable listing rules of the Nasdaq Stock Market, including Nasdaq Listing Rule 5635 (the “Offering Issuance Stockholder Approval”). In certain circumstances, upon a fundamental transaction (as described in the Pre-Funded Warrant), a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to the fundamental transaction; provided, however, that in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination thereof, each Pre-Funded Warrant will be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction. Under the Pre-Funded Warrants, the Company may not effect the exercise of any such warrants, and a holder will not be entitled to exercise any portion of any such warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as elected by the holder, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as elected by the holder, of the combined voting power of all of the Company’s securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the applicable warrant, which percentage may be changed at the holder’s election to a higher percentage not in excess of 19.99% upon 61 days’ notice to the Company.

The Warrants will be exercisable at any time after the Company’s receipt of the Offering Issuance Stockholder Approval and prior to five years after the Offering Closing Date. Each Warrant is exercisable solely by means of a cash exercise, except that the Warrant is exercisable via cashless exercise if, at the time of exercise, a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act, is not then effective. The Warrants include certain rights upon fundamental transactions (as described in the Warrants), including in the event of certain fundamental transactions which are approved by the Board, the right to require the Company or a successor entity to redeem the Warrants for cash in the amount of the Black Scholes value of the unexercised portion of the Warrants on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not within the Company’s control, including but not limited to a fundamental transaction that is not approved by the Board, or, in the event of a fundamental transaction where the alternate consideration payable to common stockholders is equity securities of the successor entity that are quoted or listed on a nationally recognized securities exchange, the holders of the Warrants are only entitled to receive from the Company, or any successor entity, the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the Warrant as is being offered and paid to the common stockholders of the Company in connection with the fundamental transaction. A holder of Warrants (together with its affiliates) may not exercise any portion of a Warrant to the extent that the holder would beneficially own more than 4.99% or 9.99%, at the election of the holder, of the Company’s outstanding Common Stock immediately after exercise, which percentage may be changed at the holder’s election to a higher percentage not in excess of 19.99% upon 61 days’ notice to the Company.

The Company has agreed to hold an annual or special meeting of stockholders within 90 days of the closing of the Offering for the purpose of obtaining the Offering Issuance Stockholder Approval.

The foregoing description of the terms of the Pre-Funded Warrants and the Warrants do not purport to be complete and each is qualified in its entirety by reference to the Form of Pre-Funded Warrant and the Form of Warrant, which are filed as Exhibit 4.2 and Exhibit 4.3 hereto, respectively, and incorporated by reference herein.

Registration Rights Agreement

Also on April 30, 2026, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to register for resale the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Warrants (the “Warrant Shares”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale by the Investors of the Warrant Shares any other securities issued or issuable with respect to or in exchange for Warrant Shares (together, the “Registrable Securities”) within 30 days following the closing of the Offering (the “Filing Deadline”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as reasonably practicable and to keep such registration statement effective until the date the Warrant Shares covered by such registration statement have been sold or cease to be Registrable Securities. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the registration statement has not been filed by the Filing Deadline, (ii) following receipt of the Offering Issuance Stockholder Approval, the registration statement has not been declared effective prior to the earlier of (a) five business days after the date on which the Company is notified by the SEC that the registration statement will not be reviewed or is not subject to further comment by the SEC staff, (b) the 60th day following the Offering Closing Date, if the SEC staff determines not to review the registration statement, or (c) the 90th day following the Offering Closing Date, if the SEC staff determines to review the registration statement, or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to each Investor as liquidated damages in an amount equal to 1.0% of the aggregate amount invested by each such Investor for the Registrable Securities for the initial day of failure and for each 30-day period thereafter (or pro rata for any portion thereof) until such failure is cured, subject to certain caps set forth in the Registration Rights Agreement.

The Company has granted the Investors customary indemnification rights in connection with the registration statement. The Investors have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.4 hereto and is incorporated by reference herein.

The representations, warranties and covenants contained in the Securities Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties thereto and the placement agent expressly named as a third-party beneficiary thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 regarding the sale of Licensor Securities and the Offering is hereby incorporated by reference into this Item 3.02.

Based in part upon the representations of the Licensor in the Purchase Agreement, the offering and sale of the Licensor Securities will be exempt from registration under Rule 903 of Regulation S promulgated under the Securities Act. The Licensor Securities have not been registered under the Securities Act or any state securities laws, and the Licensor Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Licensor Securities will not involve a public offering and will be made without general solicitation, general advertising or directed selling. The Licensor represented that it is a “non-U.S. person” as defined under Regulation S, that it is not acquiring the Licensor Securities for the account or benefit of a “U.S. person” and that it is acquiring the Licensor Securities for investment purposes only and not with a view to any resale, distribution or other disposition of the Licensor Securities in violation of the United States federal securities laws.

Based in part upon the representations of the Investors in the Securities Purchase Agreement, the offering and sale of the Pre-Funded Warrants and the Warrants will be exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The Pre-Funded Warrants and the Warrants have not been registered under the Securities Act or any state securities laws, and the Pre-Funded Warrants and the Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Investors represented that they are accredited investors (as defined in Rule 501(a) of Regulation D under the Securities Act), and if an entity, “qualified institutional buyers” (as defined in Rule 144A under the Securities Act), and that they are acquiring the Pre-Funded Warrants and the Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Pre-Funded Warrants and the Warrants in violation of the United States federal securities laws.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2026 Inducement Stock Incentive Plan

On April 27, 2026, the Board adopted the Company’s 2026 Inducement Stock Incentive Plan (the “Inducement Plan”), pursuant to which the Company may grant nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards, and performance awards with respect to an aggregate of 3,000,000 shares of Common Stock. Awards under the Inducement Plan may only be granted to new employees who were not previously an employee or director of the Company or are commencing employment with the Company following a bona fide period of non-employment, in either case, as an inducement material to the individual’s entering into employment with the Company in accordance with the requirements of Nasdaq Listing Rule 5635(c)(4).

The foregoing description of the Inducement Plan does not purport to be complete and is qualified in its entirety by reference to the Inducement Plan, a copy of which is filed as Exhibit 10.5 hereto and is incorporated by reference herein.

President and Chief Executive Officer Appointment and Resignation

On April 27, 2026, the Board appointed Dr. Shao-Lee Lin as the Company’s President and Chief Executive Officer and as a member of the Board, effective as of her commencement of employment with the Company, which began on April 30, 2026 (the “Effective Date”). In connection with her appointment as President and Chief Executive Officer, Dr. Lin will serve as the Company’s principal executive, accounting and financial officer.

Dr. Lin will succeed Lucinda Warren whose resignation as Interim President and Chief Executive Officer was effective as of April 30, 2026, and whose resignation from all other roles and employment with the Company takes effect as of the date set forth in the Warren Separation Agreement (as defined below) (the “Separation Date”), with the Separation Date anticipated to be on or around May 4, 2026.

Dr. Lin, age 59, currently serves as the Chief Executive Officer and chair of the board of directors of AZEO BIO, Inc., a biopharmaceutical company, which she founded in July 2025. Dr. Lin was previously the Founding Chief Executive Officer and director of ACELYRIN, Inc., a publicly traded biopharmaceutical company, from July 2020 until May 2024. Prior to ACELYRIN, she served as Executive Vice President, Research and Development and Chief Scientific Officer at Horizon Pharma plc, a biopharmaceutical company. Previously, Dr. Lin served in executive leadership positions at AbbVie Inc., Gilead Sciences, and Amgen Inc. In addition, Dr. Lin has served on the board of directors of ACELYRIN, Inc., Surrozen, Inc., Principia Biopharma Inc., and Third Harmonic Bio Inc., all publicly held biopharmaceutical companies. Dr. Lin received her bachelors degree in chemical engineering and biochemistry and graduated magna cum laude from Rice University. She holds an M.D. and Ph.D. from The Johns Hopkins University School of Medicine.

In connection with her appointment, on April 29, 2026, Dr. Lin entered into an executive employment agreement with the Company (the “Lin Employment Agreement”). Pursuant to the Lin Employment Agreement, Dr. Lin will be paid an annualized base salary of $660,000. Following the end of each calendar year, Dr. Lin will be eligible to receive a discretionary annual incentive bonus with a target of up to 55% of her base salary based upon the Compensation Committee of the Board’s (the “Compensation Committee”) assessment of key performance indicators for the Company. As an employee of the Company, Dr. Lin will not receive any additional compensation for her service on the Board. In accordance with the Lin Employment Agreement, the Board will grant to Dr. Lin, under the Inducement Plan, as an inducement material to Dr. Lin’s acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4), (i) a nonstatutory stock option (the “Initial Option”) to purchase 655,074 shares of Common Stock and (ii) a fully-vested restricted stock unit award for 327,537 shares of Common Stock (the “Lin RSU”). The Company will pay, on a grossed up basis, the withholding taxes associated with the vesting of the Lin RSU, assuming for such purpose the maximum tax rates that could apply to the compensation income resulting from the vesting of the Lin RSU. The option will vest in equal, monthly installments over four years from the Effective Date, subject to Dr. Lin’s continued performance of services to the Company on each applicable vesting date.

In addition, if the Company achieves certain specified clinical and financial milestones (the “Option Top-Up Milestones”) and subject to approval by the Board or the Compensation Committee, the Company has agreed to grant to Dr. Lin, under the Company’s 2025 Stock Incentive Plan, an option to purchase the number of shares of Common Stock as is necessary for Dr. Lin’s ownership of the Common Stock, when combined with the Initial Option and the Lin RSU, to equal approximately 8.5% of the fully-diluted shares of the Company as of immediately following achievement of the final Option Top-Up Milestone (the “Top-Up Option”). The Top-Up Option shall vest over four years, with 25% vesting on the first anniversary of the grant date and the remainder vesting in equal, monthly installments thereafter, subject to Dr. Lin’s continued performance of services to the Company on each applicable vesting date. Notwithstanding the foregoing, the Top-Up Option will vest in equal monthly installments over four years from the Effective Date if permitted under the Company’s 2025 Stock Incentive Plan at the time of grant.

Under the Lin Employment Agreement, Dr. Lin is entitled, subject to her execution and nonrevocation of a release of claims in the Company’s favor and her continued compliance with certain continuing obligations to the Company, in the event of the termination of her employment (i) by the Company other than for Cause or due to Dr. Lin’s death or disability or (ii) by Dr. Lin for Good Reason (each as defined in the Lin Employment Agreement and each, a “Qualifying Termination”), to (i) a lump sum cash severance payment in an amount equal to the sum of (a) 12 months of base salary, plus (b) the target annual bonus for the year of termination, prorated based on the number of days that Dr. Lin is employed in such year through the date of termination, and payable on the Company’s first payroll date that occurs more than 60 days after Dr. Lin’s termination; and (ii) if Dr. Lin elects COBRA coverage for health and/or dental insurance in a timely manner, continued payment by the Company of the monthly premium payments for such health benefit coverage (consistent with what was in place at termination) until the earliest of (a) 12 months following termination, (b) the date Dr. Lin obtains new employment that offers health and/or dental insurance that is reasonably comparable to that offered by the Company, and (c) the date COBRA continuation coverage would otherwise terminate in accordance with the provisions of COBRA. If the Qualifying Termination occurs outside the period commencing on the date 90 days prior to a “change in control” and ending on the date 24 months following a “change in control” (the “Change in Control Period”), (i) with respect to issued and outstanding equity awards subject to time-vesting conditions, the vesting and exercisability of such awards shall accelerate by a period of 12 months, and (ii) with respect to issued and outstanding equity awards subject to performance-based vesting conditions, Dr. Lin shall be treated as having remained in service for an additional 12 months following her resignation or termination, provided that any such vesting and earning of equity awards subject to performance-based vesting conditions shall remain subject to the actual attainment of all applicable performance goals. If the Qualifying Termination occurs within the Change in Control Period, (i) with respect to issued and outstanding equity awards subject to time-vesting conditions, the vesting and exercisability of such awards shall accelerate in full, and (ii) with respect to issued and outstanding equity awards subject to performance-based vesting conditions, the service-based vesting conditions of such awards shall be deemed satisfied and the performance goals shall be deemed to be achieved at the greater of target or actual performance as of the “change in control”. With respect to equity awards described in (i) and (ii) in the prior sentence, such equity awards shall remain exercisable (if exercisable) until the earlier of one year from any termination/resignation or the latest date on which those equity awards expire or are eligible to be exercised under the applicable award agreements.

In connection with her appointment, Dr. Lin entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025. Pursuant to the terms of the indemnification agreement, the Company may be required to, among other things, indemnify Dr. Lin for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director or officer of the Company.

The foregoing description of the Lin Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of such agreement, which will be filed with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Separation Agreement with Ms. Warren

In connection with Ms. Warren’s resignation from the Company, the Company provided Ms. Warren with a separation and release of claims agreement on April 30, 2026 (the “Warren Separation Agreement”). Provided Ms. Warren timely signs the Warren Separation Agreement, Ms. Warren is entitled to the following benefits, which we refer to as the “Severance Benefits,” subject to her not rescinding her acceptance of the post-employment non-competition provision or federal age discrimination claim release in the Warren Separation Agreement: (i) a lump sum cash severance payment of $474,010.27, less all applicable taxes and withholdings, which represents (a) 9 months of Ms. Warren’s base salary, plus (b) her target 2026 annual discretionary bonus, pro-rated based on the number of days Ms. Warren was employed in 2026 through the Separation Date, such lump sum payable in the Company’s first regular payroll date that follows the 60-day anniversary of the Separation Date; (ii) if Ms. Warren is eligible for and timely elects to continue receiving group health insurance coverage under COBRA, continued payment by the Company of the full premiums for such coverage commencing on the Separation Date and continuing until the earlier of (a) three months following the Separation Date, (b) the date Ms. Warren obtains new employment that offers health and/or dental insurance that is reasonably comparable to that offered by the Company and (c) the date COBRA continuation coverage would otherwise terminate in accordance with the provisions of COBRA; and (iii) (a) full vesting, as of the Separation Date, of 100% of her stock options, stock appreciation rights, restricted stock units and restricted shares, in each case that are issued and outstanding under a Company equity incentive compensation plan and that vest based solely on the passage of time the “Equity Awards”), and (b) for any Equity Awards that are exercisable as of the Separation Date, an extension of exercisability such that all such Equity Awards shall remain exercisable (if exercisable) until the earlier of (x) one year from the Separation Date, and (y) the latest date on which those Equity Awards expire or are eligible to be exercised under the applicable award agreements. The Warren Separation Agreement includes a requirement that Ms. Warren, for a period of six months following the Separation Date, provide the Company with reasonable transition-related assistance pertaining to the Company’s partnerships as may be requested from time to time, for which she will not be entitled to any additional compensation outside of the Severance Benefits. In addition to her final wages through the Separation Date, Ms. Warren will receive in the Company’s next regular payroll cycle following the Separation Date a lump sum payment of $110,000, less all applicable taxes and withholdings, which amount constitutes the additional supplemental payments that she would have received had she continued in the role of Interim President and Chief Executive Officer until the 12-month anniversary of the effective date of her employment in such role pursuant to her Amended and Restated Executive Employment Agreement with the Corporation. The Warren Separation Agreement also provides for, among other things, a release of claims in favor of the Company as well as non-disclosure and non-competition obligations applicable to Ms. Warren.

The foregoing description of the Warren Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of such agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Item 8.01	Other Events.

On April 30, 2026, the Company issued a press release announcing, among other things, entry into the License Agreement.

On April 30, 2026, the Company issued a press release announcing the Offering.

The full text of each press release is attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding: the Company’s potential payment of certain milestone payments as well as royalty payments on net sales; the timing of the Initial Closing and any Top-Up Closing; the expected closing of, and anticipated proceeds from, the Offering; the anticipated filing of a registration statement to register the resale of the Warrant Shares; the anticipated filing of a proxy statement for the purpose of obtaining the Licensor Issuance Stockholder Approval and the Offering Issuance Stockholder Approval; the expectations regarding the issuance of the Top-Up Shares and, if applicable, Top-Up Pre-Funded Warrants; and the expectations regarding the issuance of the Top-Up Option. Forward-looking statements, which are based on certain assumptions and describe the company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “strategy,” “future,” “vision,” “should,” “target,” “will,” “would,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words.

Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with the Company’s ability to maintain its License Agreement with the Licensor; the satisfaction of customary closing conditions for the Initial Closing and Top-Up Closing; the satisfaction of customary closing conditions related to the Offering; the risk that Licensor Issuance Stockholder Approval or Offering Issuance Stockholder Approval may not be obtained; the satisfaction of conditions in connection with the Top-Up Option; the Company’s limited operating history, limited cash and a history of losses; the Company’s ability to achieve profitability; the Company’s ability to obtain adequate financing to fund its business operations in the future; the Company’s ability to continue as a going concern; the Company’s reliance on licensors, collaborators, contract research organizations, suppliers and other business partners; potential setbacks in its research and development efforts including negative or inconclusive results from its preclinical studies or clinical trials; the Company’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; and the market and other conditions. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant to Purchase Common Stock to be issued to Ascendant Health Sciences Ltd.

4.2	Form of Pre-Funded Warrant to Purchase Common Stock to be issued to the Investors

4.3	Form of Warrant to Purchase Common Stock to be issued to the Investors

10.1	Securities Purchase Agreement, dated April 30, 2026, by and among the Company and Ascendant Health Sciences Ltd.

10.2	Form of Investor Agreement by and among the Company and Ascendant Health Sciences Ltd.

10.3	Form of Securities Purchase Agreement, dated April 30, 2026, by and among the Company and the Investors

10.4	Form of Registration Rights Agreement, dated April 30, 2026, by and among the Company and the Investors

10.5	2026 Inducement Stock Incentive Plan

99.1	Press Release, dated April 30, 2026

99.2	Press Release, dated April 30, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cue Biopharma, Inc.

Date: April 30, 2026	By:	/s/ Shao-Lee Lin, M.D., Ph.D.
	Name:	Shao-Lee Lin, M.D., Ph.D.
	Title:	President and Chief Executive Officer